Exhibit 10.75
Guaranty Agreement
Name and address of Guarantor:
FID#
RECITALS
A. Pursuant to the terms of a security agreement and promissory note each dated and any other agreements related thereto (collectively, the “Agreements) which have been or will be entered Startek Canada Services, Ltd. (hereinafter the “Obligor”), with, or in favor of, Wells Fargo Equipment Finance Company (hereinafter, the “Obligee”), Obligor has incurred, will incur or may incur indebtedness and /or obligations to Obligee as more fully set forth in the Agreements.
B. Obligee has required, as a condition of entering into the Agreements, that the payment and performance of all indebtedness and obligations of Obligor to Obligee of every kind and description, direct or indirect, primary or secondary, absolute or contingent or due or to become due, whether by acceleration or otherwise, and any and all renewals, modifications, supplements, amendments and extensions of the foregoing, whether now or thereafter arising under or in connection with the Agreements, (all of such indebtedness and obligations being hereinafter referred to as the “Indebtedness”), be guaranteed by Guarantor.
TERMS AND CONDITIONS
1. Guaranty of Payment. In order to induce Obligee to enter into the Agreements and to advance the loans or pay for equipment in connection therewith and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by Guarantor, Guarantor hereby unconditionally guarantees to Obligee (a) the due and punctual payment of the Indebtedness, when and as the same shall become due and payable whether at maturity or by required prepayment, notice of optional prepayment, acceleration or otherwise and (b) the due and punctual performance of all other obligations arising under or relating to the Indebtedness. Such guaranty is an absolute, unconditional, continuing guaranty of payment and not of collectibility, and is in no way conditioned or contingent upon any attempt to collect from Obligor or from any other person, firm or corporation obligated with respect to, or any guarantor of, the Indebtedness or upon any other condition or contingency. In case Obligor shall fail to pay punctually any of the Indebtedness, or any premium or interest thereon, when and as the same shall become due and payable, Guarantor will upon demand immediately pay the same to Obligee.
2. Costs and Expenses. Guarantor will pay all costs and expenses incurred by or on behalf of Obligee (including, without limitation, reasonable attorneys’ fees and expenses) in enforcing the obligations of Guarantor hereunder, and the obligations of Obligor with respect to the Indebtedness.
3. Obligations of Guarantor Not Affected. The obligations of Guarantor shall remain in full force and effect without regard to and shall not be affected or impaired in any respect by: (a) any assignment, transfer, amendment, modification, rescission or cancellation of or addition or supplement to the Agreements or any other agreement or guaranty in respect of the Indebtedness or collateral held for the Indebtedness; (b) the invalidity, illegality or unenforceability of the Agreements or any other agreement or guaranty in respect of the Indebtedness or collateral held for the Indebtedness; (c) any exercise, non-exercise, waiver, release or cancellation by Obligee of any right, remedy, power or privilege under or in respect of the Agreements or any other agreement or guaranty in respect of the Indebtedness or collateral held for the Indebtedness, including, without limitation, the taking, release, discharge, exchange, surrender or disposition of collateral held for the Indebtedness; (d) any consent, extension, indulgence, or other action, inaction or omission under or in respect of the Agreements or any other agreement or guaranty in respect of the Indebtedness or collateral held for the Indebtedness; (e) the death of Guarantor; (f) any purported termination by Guarantor of this Guaranty Agreement not expressly permitted hereby; or (g) any other cause or circumstance whatsoever, including, without limitation, any other act, thing, omission or delay which would or might in any manner or to any extent vary the risk of Guarantor or which would or might otherwise operate as a discharge of Guarantor as a matter of law; whether or not Guarantor shall have notice or knowledge of any of the foregoing. This Guaranty Agreement shall remain in full force and effect and shall not be terminable except with the prior written consent of Obligee so long as any agreement or arrangement between Obligee and Obligor or any renewals, continuations, modifications, supplements and amendments thereof shall remain in force and effect. Thereafter this instrument shall continue in full force and effect until terminated by the actual receipt by Obligee by registered or certified mail of notice of termination from Guarantor or from the legal representative of any deceased Guarantor; such termination shall be applicable only to transactions having their inception thereafter, and rights and obligations arising out of transactions having their inception prior to such termination shall not be affected.
4. Waivers. The following are unconditionally waived by Guarantor: (a) notice of any of the matters referred to in Section 3, (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of Obligee against Obligor or Guarantor, including, without limitation, notice of presentment and protest to, and demand and payment from, Obligor or Guarantor (c) any right to the enforcement, assertion, exercise or non-exercise by Obligee of any right, power or remedy conferred in the Agreement or any other agreement whatsoever, (d) any right of subrogation, reimbursement or indemnity, and any right of recourse to or with respect to any assets or property of Obligor or to any collateral for any Indebtedness, unless and until Obligee shall have received and retained full payment of all of the Indebtedness, and (e) any requirement of diligence on the part of Obligee.

5. Bankruptcy or Insolvency. Guarantor agrees that if Obligor or Guarantor should at any time become insolvent or make a general assignment for the benefit of its creditor, or if a petition in bankruptcy or any insolvency, liquidation, reorganization, arrangement, readjustment, composition, dissolution or other similar proceeding shall be filed or commenced by, against or in respect of Obligor or Guarantor, or if an order for relief shall be entered in respect of Obligor or Guarantor in any case under the Bankruptcy Code, the obligations of Guarantor hereunder shall remain in full force and effect; and any and all obligations of Obligor and Guarantor to Obligee shall, at the option of Obligee, forthwith become due and payable without notice.
6. Notices. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by certified or registered mail, return receipt requested, addressed to the respective addresses of the parties hereto designated above in this Guaranty Agreement, or addressed to any such party at such other address such party shall hereafter have furnished to the other party in writing.
7. Consent to Jurisdiction; Waiver of Jury Trial. Guarantor hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such state and to the courts of the Province of Ontario and of any Canadian federal court located in such Province in connection with any action or proceeding arising out of or relating to this Guaranty Agreement. Guarantor waives any objections based upon venue or forum non conveniens in connection with any action or proceeding brought in New York or Ontario. GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING COMMENCED BY OBLIGEE, OBLIGOR, GUARANTOR OR OTHERWISE IN CONNECTION WITH THIS GUARANTY AGREEMENT OR ANY OF THE AGREEMENTS. THIS WAIVER HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES WITH FULL COGNIZANCE AND UNDERSTANDING OF THEIR RIGHTS.
8. Law of New York. This Guaranty Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflict of laws.
9. Miscellaneous. Neither this Guaranty Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. All the terms of this Guaranty Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns, and in particular shall be enforceable by any holder or holders from time to time of the Indebtedness or any part thereof. Guarantor agrees and consents that Obligee shall have the right to assign or transfer this Guaranty Agreement or any of Obligee’s rights or powers hereunder to any other person, firm or corporation and such assignment shall not affect the liability of Guarantor hereunder. The books and records of Obligee showing the account between Obligee and Obligor shall be admissible in evidence in any action or proceeding, shall be binding upon Guarantor for the purpose of establishing the items therein set forth, and shall constitute prima facie proof thereof. In the event that there shall be more than one Guarantor, the obligations of each Guarantor shall be both joint and several.
Guarantor agrees to all the provisions set forth above. This agreement is executed pursuant to due authorization.
Date November 17 ,   2006
<Company Name>

By:

Its

Attest:	[Seal]

Secretary